Exhibit 99

BUNKER HILL MINING EXPECTS ITS PEA RESOURCE BASE TO SIGNIFICANTLY INCREASE FOLLOWING RECEIPT OF INITIAL DRILL RESULTS

Highlights:

●	The PEA (Preliminary Economic Assessment), to assess the potential to quickly restart production for minimal capital expenditure, is on track for completion in Q1-2021

●	Significant mineralization was confirmed in the UTZ upper level zone, above the current resource boundary, which is expected to materially increase the resource base for the PEA

●	Significant intercepts include:

-	Hole 7029: 0.9m at 349 g/t Ag and 1015 g/t Ag Eq (high grade silver)

-	Hole 7043: 18m at 18.5g/t Ag, 1.6% Pb, 4.6% Zn, including 4m at 32g/t Ag, 2.7% Pb, 10.2% Zn (high grade base metal)

●	Further drill results are expected to be published in early Q1-2021 as 350 samples are at the lab, pending results with additional samples being delivered on a regular basis as drilling continues

●	Further exploration is underway as a total of 1,921m were drilled out of the planned 4,500m, with the remaining expected to be completed in the coming weeks

●	Drilling conducted to date focused primarily on extending the current resource, for inclusion into the PEA, while upcoming drilling is expected to prioritize high grade silver exploration on several high potential targets

TORONTO, CANADA, December 18, 2020 – Bunker Hill Mining Corporation (the “Company”) (CSE: BNKR) is pleased to report that initial drill results from the ongoing exploration program at its Bunker Hill Mine located in Idaho’s Silver Valley, USA, has confirmed mineralization in levels above the current resource boundary, which is expected to materially increase the resource base for the Preliminary Economic Assessment (“PEA”).

The PEA, to assess the potential to quickly restart production as described within the November 12, 2020 press release, remains on track for publication in late Q1-2021 as the study is advancing according to plan with a full team of technical consultants retained. The Company believes that there is strong potential to quickly restart production, which stopped in the early 1980s, for minimal capital by focusing on the de-watered upper areas of the mine, utilizing existing infrastructure. The rapid restart would allow the Company to self-fund its ongoing high grade silver exploration, immediately crystalize the value created through exploration, and demonstrate its ability to successfully operate the mine based on modern techniques.

Sam Ash, CEO of Bunker Hill Mining, stated: “We are excited by the continued progress in our drill program, the initiation of our PEA, and the initial assay results that are coming back. The combination of expansive base metal mineralization with high grade silver intercepts continues to support our belief that in addition to base metals, silver mineralization at Bunker Hill has the potential to create significant value. We have been prioritizing the samples to obtain information for the drilling areas which will support the PEA to ensure that our initial study incorporates an expanded and upgraded resource.”

UPDATE ON THE ONGOING EXPLORATION PROGRAM

The ongoing drilling campaign is being informed using its recently completed 3D geologic model which leverages historical mine data collected over a 95-year period. Data has been inputted from over 180,000 meters of drilling from 3,500 historic drill-holes and hundreds of detailed historic mine geology maps capturing all major faults and veins, alterations, mineralization and stratigraphy. A video summarizing the digitization process can be viewed at the following link https://youtu.be/8X3FrWfbGl4?t=229.

The current exploration program consists of 4,570 meters (15,000 feet) of diamond drilling from surface and underground, with 1,921 meters completed and the remainder expected to be drilled in the upcoming weeks. Exploration is being focused on targets in the upper levels of the mine located in close proximity to existing infrastructure with the aim being two-fold:

1.	Expand the UTZ mineralized area to support the PEA:

This drill program is intended to define the mineralization to a level of confidence that will results in a significant expansion to the current resource and support early-stage mining in the PEA. Resource Development Associates, working in concert with Range Front Geologic Services, are progressing the geologic modeling, block model development, and grade estimation. With the onset of winter planned surface drilling has stopped and drilling is continuing from underground drill locations.

2.	Explore high grade silver veins

The program is planned to drill test several targets that have significant silver potential in proximity to the Sierra Nevada, and Veral veins. All of these silver targets are close to existing infrastructure and have the potential to add high-grade resources to the upper level inventory and add greatly to the value of any restart plan. Drilling high grade Silver targets has transitioned from surface to underground with drilling currently focused on the 9 level targeting high potential exploration targets. A total of 1,700 meters of drilling are planned within the current drilling program.

The Company has prioritized the return of assays that will support resource expansion and upgrade in support of the restart PEA. The following drill hole results support the advancement of the UTZ towards a resource expansion:

Significant Base Metal Intercepts

Drill Hole	From (m)	To (m)	Interval (m)	Ag (g/t)	%Pb	%Zn
7043	61	80	18	18.5	1.6	4.6

Including	66	70	4	32.6	2.7	10.2

	76	78	2	26.1	2.4	7.2

Drill Hole	From (m)	To (m)	Interval (m)	Ag (g/t)	%Pb	%Zn
7046	24	27	2	23.8	1.0	8.0

Drill Hole	From (m)	To (m)	Interval (m)	Ag (g/t)	%Pb	%Zn
7035	26	27	1	49.22	1.39	6.77

DRILL : ASSAY_ZN
-999.000 <= < 0.000
0.001 <= < 0.500
0.500 <= < 1.000
1.000 <= < 2.000
2.000 <= < 3.000
3.000 <= < 5.000
5.000 <= < 8.000
8.000 <= < 100000.
Hole 7046
23.8 g/t Ag
1.0 % Pb
8.0 % Zn
From 24 to 27 m.
Intercept is 26m below surface
Hole 7035
49.22g/t Ag
1.39 % Pb
6.77 % Zn
From 26 to 27 m
Hole 7043
18.5 g/t Ag
1.6 % Pb
4.6 % Zn
From 61 to 80 m.
Intercept is 6 m above 4 Level
Holes 7035A and
7039 Previously
Reported
7035 Intercept is
14 m from
existing mine
workings
Bunker Hill
4 Level
Drift Outline
View Looking -26 degrees at 084 azm

Significant Silver Intercepts:

Drill Hole	From (m)	To (m)	Interval (m)	Ag (g/t)	%Pb	%Zn	Ag Eq (g/t)
7029	93.6	94.2	0.6	170.4	13.2	5.3	760.2

Drill Hole	From (m)	To (m)	Interval (m)	Ag (g/t)	%Pb	%Zn	Ag Eq (g/t)
7035	36.6	37.4	0.8	326.3	18.6	0.3	890

Drill Hole	From (m)	To (m)	Interval (m)	Ag (g/t)	%Pb	%Zn	Ag Eq (g/t)
7046	17.1	18.0	0.9	349.1	20.6	1.4	1015

DRILL : ASSAY_ZN
-999.000 <= < 0.000
0.001 <= < 0.500
0.500 <= < 1.000
1.000 <= < 2.000
2.000 <= < 3.000
3.000 <= < 5.000
5.000 <= < 8.000
8.000 <= < 100000.
Bunker Hill
9 Level
Quill Stope
44 meters between historically mined levels in Quill Stope
Hole 7029
170.4 g/t Ag
13.2 % Pb
5.3 % Zn
From 93.6-94.2 m.
Hole 7028
20.9 g/t Ag
1.95 % Pb
7.29 % Zn
From 53.95-56.69 m
View Looking -8 degrees at 075 azm
Quill Stope

(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Prices used to calculate Ag Eq grades are as follows: Zn= $1.16/lb, Pb=$0.92/lb, Ag=$20/Oz)

PEA UPDATE

The PEA will be based on the resource published on September 28, 2020, in addition to further expected additions. Consulting Engineers from MineTech LLC have been engaged to deliver the PEA, which will be conducted in accordance with National Instrument 43-101 (“NI 43-01”). The focus will be upon the study of mining operations conducted above the current water level (Level 11). This will include a systematic study of existing infrastructure, capital cost estimates, operating cost estimates, metallurgy, resource modeling, mine design and scheduling, ventilation, haulage, and marketing. The key areas of trade-off study will include: 1) Truck haulage from Russell Tunnel vs rail haulage from Kellogg Tunnel; 2) Toll-milling vs construction of various in-house processing options; 3) Sensitivity to production rate from 400-1500 TPD; Contract vs. Owner-Operator Mining; and Grade vs Tonnage trade-offs.

The PEA remains on track for publication in late Q1-2021, with the following items well underway:

●	Preliminary Mine Design: Resource Development Associates has initiated a full mine design and schedule based on the existing resource which will form the basis of the mine plan for the PEA. An initial mine design is expected in January which will allow ample time for scenario planning and optimization.

●	Infrastructure: MineTech has initiated a comprehensive review of existing infrastructure and is currently working on developing preliminary engineering designs and costing for restart capital including areas of rehabilitation, electrical infrastructure, utility reticulation, ventilation, and material haulage. In addition a review of the existing hoisting and shaft infrastructure is underway to engineer and evaluate options to access lower areas of the mine.

●	Metallurgical Testing: Resource Development Inc. (RDI) has been engaged to design and conduct a metallurgical testing program. Samples are being collected and test work will begin shortly. Historical production has shown high recoverability of silver and base metals with 87% Ag recovery, 92% Pb recover and 93% Zn recovery, the metallurgical test program is designed to update and confirm these recoveries, as well as provide necessary detail on the characteristics of concentrates.

The Company advises that it does not propose to base its production decision on a feasibility study of mineral reserves, demonstrating economic and technical viability, and, as a result, there may be an increased uncertainty of achieving any particular level of recovery of minerals or the cost of such recovery, including increased risks associated with developing a commercially mineable deposit. Historically, such projects have a higher risk of economic and technical failure. There is no guarantee that production will begin as anticipated or at all or that anticipated production costs will be achieved. The Company further cautions that a PEA is preliminary in nature. No mining study has been completed. Mineral resources are not mineral reserves and do not have demonstrated economic viability. There is no certainty that the PEA will be realized.

Qualified Person

Mr. Scott E. Wilson, CPG, President of Resource Development Associates Inc. and a consultant to the Company, is an Independent “Qualified Person” as defined by NI 43-101 and is acting at the Qualified Person for the Company. He has reviewed and approved the technical information summarized in this news release.

About Bunker Hill Mining Corp.

Bunker Hill Mining Corp. has an option to acquire 100% of all saleable assets at the Bunker Hill Mine. Information about the Company is available on its website, www.bunkerhillmining.com, or within the SEDAR and EDGAR databases.

For additional information contact:

Sam Ash, President and Chief Executive Officer

+1 208 786 6999

IR@bunkerhillmining.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Although these statements are based on information currently available to the Company, the Company provides no assurance that actual results will meet management’s expectations. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. Forward looking information in this news release includes, but is not limited to, the Company’s intentions regarding its objectives, goals or future plans and statements.

Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to: the ability to predict and counteract the effects of COVID-19 on the business of the Company, including but not limited to the effects of COVID-19 on the price of commodities, capital market conditions, restriction on labour and international travel and supply chains; failure to identify mineral resources; failure to convert estimated mineral resources to reserves; the inability to complete a feasibility study which recommends a production decision; the preliminary nature of metallurgical test results; risks of not basing a production decision on a feasibility study of mineral reserves demonstrating economic and technical viability, resulting in increased uncertainty due to multiple technical and economic risks of failure which are associated with this production decision including, among others, areas that are analyzed in more detail in a feasibility study, such as applying economic analysis to resources and reserves, more detailed metallurgy and a number of specialized studies in areas such as mining and recovery methods, market analysis, and environmental and community impacts and, as a result, there may be an increased uncertainty of achieving any particular level of recovery of minerals or the cost of such recovery, including increased risks associated with developing a commercially mineable deposit with no guarantee that production will begin as anticipated or at all or that anticipated production costs will be achieved. Failure to commence production would have a material adverse impact on the Company’s ability to generate revenue and cash flow to fund operations. Failure to achieve the anticipated production costs would have a material adverse impact on the Company’s cash flow and future profitability; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; political risks; changes in equity markets; uncertainties relating to the availability and costs of financing needed in the future; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments to the Lessor and the U.S. EPA pursuant to the terms of the agreement to acquire the Bunker Hill Mine Complex; inflation; changes in exchange rates; fluctuations in commodity prices; delays in the development of projects; capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public documents filed on SEDAR. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been disclosed in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian disclosure standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (“SEC”), and resource and reserve information contained in this press release may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserves”. Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for disclosure of “reserves” are also not the same as those of the SEC, and reserves disclosed by the Company in accordance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information concerning mineral deposits contained in our website may not be comparable with information made public by companies that report in accordance with U.S. standards.